SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 11, 2007

VALLEY NATIONAL BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 305-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 11, 2007, the Board of Directors (the “Board”) of Valley National Bancorp (the “Company”) appointed Marc J. Lenner and Suresh L. Sani, as directors of the Company. It is anticipated Mr. Lenner and Mr. Sani will stand for election for a full term at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) in April 2008. Prior to the Annual Meeting, Mr. Lenner and Mr. Sani are not expected to be appointed to any Board committees. No decision has been made regarding which Board committees to which they may be appointed. An amendment to this filing will be filed when that determination is made.

Mr. Lenner’s professional and financial experience includes managing and operating real estate properties located in New York, New Jersey and six other states, and employment in a certified public accounting firm. He received a Business Administration and Accounting degrees from Muhlenberg College.

Mr. Sani’s professional and financial experience includes various areas of commercial real estate management, acquisition, financing, developing and leasing. He is a graduate of Harvard College and New York University School of Law and is currently a member of the New York Bar.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2007	VALLEY NATIONAL BANCORP

	By:	/s/ Alan D. Eskow
Alan D. Eskow
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)